Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-295510) on Form F-1/A of our report dated February 24, 2026, relating to the financial statements of Regentis Biomaterials Ltd., appearing in the Annual Report on Form 20-F of Regentis Biomaterials Ltd. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

June 9, 2026